Exhibit 23.4

Independent Auditors’ Consent

The Board of Directors

Pike Street Industries, Inc.:

We consent to the use of our report dated June 24, 2005 with respect to the balance sheet of Pike Street Industries, Inc. as of December 31, 2004 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2003 and 2004, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Seattle, Washington

June 6, 2006